UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 27, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Nevada	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the definitive information statement on Schedule 14C (the “Information Statement”) filed by Arrive AI Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 30, 2026, on September 4, 2026, the Company’s Board of Directors (the “Board”), by unanimous written consent, and the holders of record of an aggregate of 26,014,746 shares of the Company’s common stock, representing approximately 50.1% of the total voting power of the Company as of that date (the “Majority Stockholders”), by written consent in lieu of a meeting of stockholders, approved the conversion of the Company from a corporation organized under the laws of the State of Delaware into a corporation organized under the laws of the State of Nevada (the “Redomestication”) pursuant to a Plan of Conversion adopted as of September 4, 2026 (the “Plan of Conversion”).

On October 27, 2026 (the “Effective Time”), the Company effected the Redomestication pursuant to Section 266 of the Delaware General Corporation Law (the “DGCL”) and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended (the “NRS”).

At the Effective Time, the Company became governed by the NRS, its Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada (the “Nevada Articles”) and its Amended and Restated Bylaws (the “Nevada Bylaws”), in place of the DGCL, the Company’s Certificate of Incorporation, as amended, and its Bylaws.

The Redomestication did not result in any change in the Company’s name, business, management, board of directors, assets, liabilities, fiscal year or principal executive offices, and the Company continues to operate its business under the name “Arrive AI Inc.” At the Effective Time, each outstanding share of common stock of the Delaware corporation automatically converted into one outstanding share of common stock of the Nevada corporation, and each outstanding option, right and restricted stock unit converted into an equivalent award for the same number of shares of common stock of the Nevada corporation on the same terms and conditions. Stockholders are not required to exchange their existing stock certificates. The Company’s common stock will continue to trade on The Nasdaq Stock Market LLC under the symbol “ARAI”.

The Nevada Articles authorize 500,000,000 shares of common stock, par value $0.0001 per share, an increase from the 200,000,000 shares authorized under the Company’s Delaware Certificate of Incorporation, as approved by the Majority Stockholders. The Majority Stockholders also approved, subject to completion of the Redomestication, an amendment to the Nevada Articles to effect one or more reverse stock splits of the common stock over the following year at a ratio ranging from 1:10 to 1:65, inclusive, as determined by the Board in its sole discretion.

As of the date of this Current Report on Form 8-K, the Company has not effected a reverse stock split.

The rights of the Company’s stockholders are now governed by the NRS, the Nevada Articles and the Nevada Bylaws, which differ in certain respects from the rights previously afforded under the DGCL and the Company’s Delaware charter documents. These differences are described in the Information Statement under the caption “Comparison of Stockholder Rights under Delaware and Nevada Law,” which description is incorporated herein by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Plan of Conversion, the Nevada Articles and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1	Plan of Conversion of Arrive AI Inc., adopted as of September 4, 2026 (incorporated by reference to Annex A to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on September 30, 2026)
3.1	Amended and Restated Nevada Articles of Incorporation of Arrive AI Inc.
3.2	Amended and Restated Nevada Bylaws of Arrive AI Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI INC.

Date: November 2, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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